                                                                     EXHIBIT 24

                                POWER OF ATTORNEY



      WHEREAS, Metropolitan Financial Corp. (the "Corporation") intends to file an annual report on Form 10-K for the year ended December 31, 2001 (the "10-K") and a Notice of Annual Shareholders Meeting and Proxy Statement for the Corporation's 2002 Annual Shareholders Meeting, including preliminary proxy statements, if necessary (the "Proxy"), and other documents, statements and filings related thereto, with the SEC and NASDAQ; and,

     WHEREAS, each of the directors and/or officers of the Corporation desire to appoint attorneys-in-fact to implement the filing of the 10-K and the Proxy and take all such further and other action relating thereto as is set forth herein,

     NOW, THEREFORE, each of the directors and/or officers of Metropolitan Financial Corp. whose signature appears below hereby appoints and grants full authority to Robert M. Kaye, Kenneth T. Koehler, Donald F. Smith and David G. Slezak, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the SEC and NASDAQ the 10-K and the Proxy, any and all amendments to the 10-K and the Proxy making such changes in the 10-K and the Proxy, as appropriate, all other documents, statements and filings related to the 10-K and Proxy and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Metropolitan Financial Corp. to comply with its regulatory obligations, including but not limited to the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and all requirements of the SEC and NASDAQ and hereby approving and ratifying all that said attorneys-in-fact, and each of them, may lawfully do, have done or cause to be done by virtue hereof.


            (The remainder of this page is intentionally left blank)

         Name                                  Title                                      Date
         ----                                  -----                                      ----


By:   /s/ Robert M. Kaye            Chairman of the Board, Chief Executive
     ---------------------------    and Director (Principal Executive
          Robert M. Kaye            Officer)                                         February 19, 2002


By:   /s/ Kenneth T. Koehler        President, Assistant Secretary, Assistant
     ---------------------------    Treasurer and Director                           February 19, 2002
          Kenneth T. Koehler

By:    /s/ Malvin E. Bank           Vice Chairman, Secretary                         February 19, 2002
     ---------------------------    and Director
           Malvin E. Bank

By:   /s/ Robert R. Broadbent                 Director                               March 26, 2002
     ---------------------------
          Robert R. Broadbent

By:   /s/ Marjorie M. Carlson                 Director                               February 19, 2002
     ---------------------------
          Marjorie M. Carlson

By:   /s/ Lois K. Goodman                     Director                               February 19, 2002
     ---------------------------
          Lois K. Goodman

By:   /s/ Marguerite B. Humphrey              Director                               February 19, 2002
     ---------------------------
          Marguerite B. Humphrey

By:   /s/ James A. Karman                     Director                               February 19, 2002
     ---------------------------
          James A. Karman

By:   /s/ Ralph D. Ketchum                    Director                               February 19, 2002
     ---------------------------
          Ralph D. Ketchum

By:   /s/ Alfonse M. Mattia                   Director                               February 19, 2002
     ---------------------------
          Alfonse M. Mattia

By:   /s/ David P. Miller                     Director                               February 19, 2002
     ---------------------------
          David P. Miller

By:   /s/ Donald F. Smith           Chief Financial Officer (Principal
     ---------------------------    Financial Officer and Accounting
          Donald F. Smith           Officer)                                         March 26, 2002


                                      - 2 -